UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 3, 2012

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

7700 Irvine Center Drive, Suite 750 Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective August 3, 2012, Moogak Hwang, Ph.D. was elected as a member of the Board of Directors of Cortex Pharmaceuticals, Inc. (the “Company”). Dr. Hwang currently serves as the General Manager of the Department of New Business Development for Samyang Optics Co., Ltd. of Korea (“Samyang”), which beneficially owns approximately 24% of the Company’s common stock. Dr. Hwang’s appointment follows the June 2012 private placement (the “Private Placement”) with Samyang, which included the Company’s issuance to Samyang of a secured promissory note in the principal amount of (Won)465,000,000 (South Korean Won), representing approximately $400,000 USD, and warrants to purchase up to 4,000,000 shares of the Company’s common stock, as more fully described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2012 and incorporated by reference herein.

Pursuant to the Private Placement, Samyang became entitled to designate a representative to serve as a member of the Board of Directors of the Company. Dr. Hwang is Samyang’s designee and representative on the Board of Directors.

Dr. Hwang has served as the General Manager of the Department of New Business Development at Samyang since 2009. Prior to that time, during 2008 and 2009 he was a researcher at the National Cancer Center of Korea. Dr. Hwang obtained his Ph.D. in Biology from Yonsei University of Korea in 2008 and his M.S. in Biology from the same university in 2001. He obtained a B.S. in Microbiology from Ulsan University of Korea during 1998.

In addition to the Private Placement, the Company previously completed and reported a private placement of $1.5 million in principal amount of a convertible promissory note and related warrants with Samyang in January 2010 and a private placement of $0.5 million in unregistered shares of common stock and related warrants with Samyang Value Partners Co., Ltd., a wholly owned subsidiary of Samyang, in October 2011.

Concurrently with the October 2011 private placement, Samyang and the Company entered into a license agreement for rights to the AMPAKINE CX1739 for the treatment of neurodegenerative diseases in South Korea. The license agreement also provides Samyang with rights of negotiation to expand its territory into other Southeast Asian countries, excluding Japan, Taiwan and China, and to include rights to the high impact AMPAKINE CX1846 as a potential treatment for neurodegenerative diseases. Concurrently with the Private Placement, the license agreement with Samyang was amended to include rights to the AMPAKINE CX1739 in South Korea for the treatment of sleep apnea and respiratory depression and to modify certain payment terms and other obligations.

Other than as described above, there are no existing or currently proposed transactions to which the Company is a party in which Samyang or Dr. HWang has a direct or indirect interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: August 9, 2012	By:	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary